Exhibit 10.2

Execution Version

MASTER PARTICIPATION AGREEMENT

THIS MASTER PARTICIPATION AGREEMENT (this “Agreement”) dated as of July 7, 2020, is by and among the holders identified on Schedule 1 hereto (each, together with its successors and permitted assigns as holder of the Participated Investments, a “Holder” and collectively the “Holders”), and BDCA Asset Financing, LLC (together with its successors and permitted assigns as holder of the Participation Interests, the “Participant”).

RECITALS:

A.                Each Holder is the legal owner of the Participated Investments (as defined below) set forth opposite its name on the Participations Schedule (as defined below).

B.                 The Holders and the Participant desire to set forth the terms and conditions applicable to the participation interest in each Participated Investment.

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant, agree, represent and warrant as follows:

1.                  Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise. Capitalized terms that are used but not defined herein shall have the meaning assigned to such terms in the Loan and Servicing Agreement (as defined below).

“Agreement” shall have the meaning assigned to such term in the preamble to this Agreement and shall include the exhibits and schedules hereto and all amendments hereof and supplements hereto.

“Borrower Party” shall mean, with respect to any Participated Debt Investment, the related Borrower, any related guarantor, if applicable, any other obligor of the related Participated Debt Investment, any Affiliate of the foregoing and any party holding a direct or indirect interest in any of the foregoing parties.

“Distribution” shall mean each actual distribution or other payment to a Holder under, in respect of or related to a Participated Investment, whether in cash, property or securities, including without limitation, dividends, returns of capital, payments of interest, repayments of principal (whether voluntary or mandatory), fees and premiums; provided that “Distributions” shall not include any interest which has accrued prior to the date of this Agreement.

“Distribution Date” shall mean any date on which any Distribution is received by a Holder.

“Equity Governing Documents” shall mean, with respect to a Participated Equity Investment, the certificate or articles of incorporation, certificate of formation or partnership, limited liability company or partnership agreement, stockholders agreement, option or warrant agreement, registration rights agreement, buy-sell agreement and any other document that governs or otherwise affects the terms of any Participated Equity Investment.

“Governing Documents” shall mean, with respect to any Participated Investment, the Equity Governing Documents or the Loan Documents, as the context may require.

“Issuer” shall mean (a) with respect to any Participated Debt Investment, the Person identified as the borrower with respect to such Participated Debt Investment in the Loan Documents and (b) with respect to any Participated Equity Investment, the Person identified as the issuer of such Participated Equity Investment in the Equity Governing Documents.

“Loan and Servicing Agreement” shall mean the Loan and Servicing Agreement, dated as of July 7, 2020, by and among BDCA Asset Financing, LLC, Business Development Corporation of America, the Lenders party thereto, U.S. Bank National Association, as administrative agent and collateral custodian, and Massachusetts Mutual Life Insurance Company, as the Facility Servicer.

“Loan Documents” shall mean, with respect to any Participated Debt Investment, the credit and financing agreements, guarantees, subordination agreements, promissory notes, mortgages, deeds of trust, security agreements (including pledge and control agreements), financing statements, intercreditor agreements and other instruments and documents affecting a Holder’s ownership, economic or other rights with respect to such Participated Debt Investment or in which such holder has an interest, in connection with such Participated Debt Investment.

“Participated Debt Investment” shall mean a participation transaction identified in the Participations Schedule as a “Participated Debt Investment”.

“Participated Equity Investment” shall mean a participation transaction identified in the Participations Schedule as a “Participated Equity Investment”.

“Participated Investment” shall mean the Participated Debt Investments and the Participated Equity Investments.

“Participation Interest” shall mean, with respect to any Participated Investment, a direct participating beneficial ownership interest in the related Participated Investment, together with an undivided interest in the related Governing Documents and the proceeds thereof.

“Participations Schedule” shall mean the Participations Schedule attached as Schedule 2 hereto.

“Pledged Interests” shall mean, with respect to any Participated Debt Investment, all collateral securing the related Participated Debt Investment.

2.                  Assignment of Participation Interests; Payments to Participant; Elevation.

(a)               The Holders severally and not jointly hereby assign, transfer and deliver to the Participant, and the Participant hereby accepts from the applicable Holder the Participation Interests set forth on the Participations Schedule. For each Participated Investment, all Distributions, payments and proceeds of whatever nature received by the Holders with respect to such Participated Investment will be paid by the applicable Holder to the Collection Account. As consideration for the Participation Interests, the Participant agrees to pay $137,860,000 to the Holders, which amount shall be deemed to be a capital contribution from Business Development Corporation of America to the Participant.

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(b)               In the event that any Holders wishes to grant a Participation Interest in additional Participated Investments and the Participant wishes to accept such Participation Interest, the applicable Holder shall deliver an updated Participation Schedule reflecting such Participated Investments. As consideration for such additional Participation Interests, the Participant agrees to pay to the applicable Holder an amount equal to the fair market value of such Participation Interest (as mutually agreed at such time), which amount shall be (a) paid in cash to the extent of funds available therefor under the Loan and Servicing Agreement and (b) to the extent such amount is not paid in cash, deemed to be a capital contribution from Business Development Corporation of America to the Participant.

(c)               If a Rated Maturity Extension occurs, each Holder agrees, subject to the terms and conditions of the applicable Loan Agreement, to cause each such participation interest in a Loan Asset to be elevated to an assignment of such Loan Asset by March 31, 2021. The Participant shall pay all transfer fees and other expenses payable in connection with any such assignment.

3.                  Administration of the Participated Investments Generally.

(a)               All sums received by any Holder with respect to any Participated Investment shall be held in trust and in custody on behalf of the Participant and shall be distributed pursuant to the terms and provisions of this Agreement.

(b)               Each Holder shall distribute or cause to be distributed to the Participant by depositing such amounts in the Collection Account, promptly after any related Distribution Date, all Distributions (free of any setoff, recoupment, or deduction of any kind except as required by law or the applicable Governing Documents) received by any Holder with respect to any Participated Investment.

(c)               If a Distribution includes securities or other non-cash Distribution, each applicable Holder shall, to the extent permitted by law, endorse (without recourse, representation or warranty) or use commercially reasonable efforts to assist the Participant to cause to be registered in the Participant’s name, or such name as the Participant may direct, and deliver such securities to the Participant or to such other entity as the Participant may direct as soon as practicable. Pending such transfer, each Holder shall hold the same in trust on behalf of and for the sole benefit of the Participant, and such Holder shall have no equitable or beneficial interest in any such Distribution, and such Distribution shall for all purposes constitute property of the Participant.

(d)               Each Holder shall keep and maintain accounting records with respect to its Participated Investments, upon which shall be recorded all amounts payable to the Participant pursuant to the terms of this Agreement with respect to the related Participated Investment. The Participant shall have the right upon reasonable notice to the Holders, at any reasonable time during normal business hours and at the Participant’s expense, to have access to and to examine and copy Holders’ books and records relating to the related Participated Investment and the related Participation Interest.

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(e)               Nothing in this Agreement shall be deemed to assign, transfer or convey to the Participant any right (including without limitation, the right to consent to any amendment, consent, waiver or other modification of any Governing Document relating to any Participated Investment) to the extent that (i) the assignment, transfer or conveyance of such right is prohibited or otherwise restricted by the applicable Governing Documents or (ii) if following such instructions would (in the applicable Holder’s reasonable determination upon notice to the Participant) expose such Holder to any obligation, liability or expense that in such Holder’s reasonable judgment is material and for which such Holder has not provided reasonably acceptable indemnification. Without limiting the generality of the foregoing and with respect to any Participated Interest, each Holder (x) may rely upon the advice of legal counsel, accountants and other experts (including those retained by the related Issuer or any agent under any Loan Document) and upon any written communication or any telephone conversation which such Holder believes to be genuine and correct or to have been signed, sent or made by the proper Person; (y) except as provided herein, shall not be required to make any inquiry concerning the performance by any Issuer or any other Person of any of its obligations and liabilities under or relating to the related Participated Investment except as requested by the Participant; and (z) shall have no obligation to make any claim against, or to assert any lien upon, any property held by such Holder or to assert any offset against any such property.

(f)                Notwithstanding anything to the contrary set forth in this Agreement, in no event will any Holder be permitted to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, breach the Governing Documents for any Participated Investment or violate any provisions of this Agreement.

(g)               Each Holder of a Participated Investment shall reasonably consult with and promptly inform the Participant (or cause the Participant to be promptly informed) with respect to the exercise of any material rights and remedies with respect to, any Participated Investment and the Holder shall not exercise any material right or remedy with respect to any Participated Investment (but solely to the extent of the Participant’s Participation Interest with respect to such Participated Investment) without the consent of the Participant. For purposes of any Participated Debt Investments, such material rights and remedies include: (a) the voting of all claims with respect to such Participated Debt Investment in any insolvency proceedings, whether voluntary or involuntary, including the right to approve or reject any plan of reorganization, (b) the acceleration of the Participated Debt Investment or the commencement of any foreclosure action, (c) the workout or proposed workout of the related Participated Debt Investment and (d) the right to vote on any proposed amendment, modification or waiver of the Governing Documents with respect to such Participated Debt Investment which would modify the terms thereof such that (i) the principal balance of the related Participated Debt Investment is decreased, (ii) the applicable interest rates or scheduled amortization payments, if any, on such Participated Debt Investment are reduced, (iii) payments of interest or principal on such Participated Debt Investment are waived, reduced or deferred or any required payments are permitted to be made in-kind or (iv) the maturity date of such Participated Debt Investment is modified.

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(h)               If a court of competent jurisdiction orders, at any time that any amount received or collected in respect of the Participation Interest with respect to any Participated Investment must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the related Issuer or paid to any other Person, then, notwithstanding any other provision of this Agreement, such Holder shall promptly inform the Participant and shall not be required to distribute any portion thereof to the Participant. In the event that any such amount has already been distributed to the Participant, then the Participant will promptly on demand by such Holder repay to such Holder any portion thereof that such Holder shall have theretofore distributed to the Participant together with interest thereon at such rate, if any, as such Holder shall have been required to pay to such Issuer or such other Person with respect thereto. In such event, the amounts returned by the Participant to such Holder shall be revived and reinstated as though no payment had been made to the Participant.

(i)                 Notwithstanding anything to the contrary contained herein, if a Holder or any other Person entitled to exercise the rights pursuant to the Loan Documents for any Participated Interest relating to a Participated Debt Investment or a court of competent jurisdiction, in connection with a workout or proposed workout of the related Participated Debt Investment, modifies the terms thereof such that (i) the principal balance of the related Participated Debt Investment is decreased, (ii) the applicable interest rates or scheduled amortization payments, if any, on such Participated Debt Investment are reduced, (iii) payments of interest or principal on such Participated Debt Investment are waived, reduced or deferred or any required payments are permitted to be made in-kind or (iv) the maturity date of such Participated Debt Investment is modified, the economic effect of any of the foregoing to the extent of the Participation Interest shall be borne by the Participant. The Participant acknowledges and agrees that, subject to Section 3(e) and Section 3(g), it has no rights whatsoever to participate in the negotiation or documentation of a workout or a proposed workout of any Participated Debt Investment with the related Borrower Parties.

4.                  Representations of the Participant.

(a)               As of the date hereof, the Participant hereby represents and warrants to Holders that:

(A)             the Participant is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, formation or incorporation;

(B)              the execution and delivery of this Agreement by the Participant and performance of, and compliance with, the terms of this Agreement by the Participant will not violate the Participant’s organizational documents or constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which would reasonably be expected to materially and adversely affect its ability to carry out the transactions contemplated by this Agreement;

(C)              the Participant has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

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(D)             this Agreement is the legal, valid and binding obligation of the Participant enforceable against the Participant in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws or equitable principles limiting the rights of creditors generally and except that rights with respect to indemnification and contribution obligations may be limited by applicable law);

(E)              the Participant has the right to enter into this Agreement without the consent of any third party;

(F)              the Participant has not dealt with any broker, investment banker, agent or other Person, that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated by this Agreement;

(G)             the Participant acknowledges that the Participant shall have no recourse to such Holder, except for such Holder’s breaches of its representations, warranties, or covenants, in each case as expressly stated in this Agreement;

(H)             the Participant acknowledges that the Participant assumes the economic risk of default with respect to such Participated Investment;

(I)                the Participant acknowledges that to the extent such Holder (i) retains any interest in an instrument that is a Participated Debt Investment or a Participated Equity Investment for its own benefit; or (ii) retains an interest in a Participation Interest for its own benefit, there is no agreement to subordinate such Holder’s recovery of interest and principal to the recovery of the Participant on account of the Participation Interests; and

(J)                except as expressly stated in this Agreement, Participant makes no representations or warranties, express or implied, including with respect to the transactions contemplated by this Agreement.

5.                  Representations of Holder.

(a)               As of the date hereof, each Holder hereby represents and warrants to the Participant that:

(A)             such Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, formation or incorporation;

(B)              the execution and delivery of this Agreement by such Holder and performance of, and compliance with, the terms of this Agreement by such Holder will not violate such Holder’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which would reasonably be expected to materially and adversely affect its ability to carry out the transactions contemplated by this Agreement;

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(C)              such Holder has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

(D)             this Agreement is the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws or equitable principles limiting the rights of creditors generally and except that rights with respect to indemnification and contribution obligations may be limited by applicable law);

(E)              such Holder has good and marketable title to each Participated Investment, free and clear of all Liens (other than any Lien that may be created pursuant to this Agreement);

(F)              such Holder has the right to enter into this Agreement without the consent of any third party;

(G)             such Holder has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated by this Agreement; and

(H)             except as expressly stated in this Agreement, such Holder makes no representations or warranties, express or implied, including with respect to (a) the collectability of the Participation Interests, or (b) the transactions contemplated by this Agreement.

6.                  Independent Analysis of the Participant. The Participant has been given reasonable opportunity to review and, to the extent the Participant deemed necessary, has examined, and in any case, the Participant acknowledges that Holders have provided the Participant with copies of the Governing Documents. The Participant acknowledges that, except as otherwise expressly set forth in this Agreement, no Holder has made any representations or warranties with respect to any Participated Investment, and that no Holder shall have responsibility for (i) the collectability of any Participated Investment, (ii) the validity, enforceability or legal effect of any of the Governing Documents furnished to any Holder in connection with the origination of the Participated Investments, (iii) the validity, sufficiency or effectiveness of any lien created or to be created by the Governing Documents, or (iv) the financial condition of any Issuer or any Borrower Parties. The Participant assumes all risk of loss in connection with the Participation Interest for any Participated Investment from the failure or refusal of the Issuer or Borrower Parties to pay any Distributions or other amounts due on the related Participated Debt Investments, defaults by the related Issuer or Borrower Parties under the related Governing Documents or the unenforceability of any of the related Governing Documents.

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7.                  No Creation of a Partnership. Nothing contained in this Agreement, and no action taken pursuant hereto or thereto, shall be deemed to constitute the arrangement between any Holder and the Participant of any partnership, association, joint venture or other entity.

8.                  Termination. This Agreement shall terminate with respect to any Participated Investment upon the earlier to occur of: (a) full and final payment of all amounts due under the related Participation Interest pursuant to the terms of this Agreement and (b) the transfer of direct legal ownership of such Participated Investment to the Participant. The obligations of any party to pay to any other party any costs, expenses, fees or other sums provided to be paid by such party prior to the termination date pursuant to the terms of this Agreement shall survive the termination of this Agreement.

9.                  Legal, Accounting and Tax Treatment; Back-up Security Interest.

(a)               Each Holder and the Participant intend that the transfer or entitlement of each Participation Interest, giving effect to the provisions of this Agreement, shall be treated as a sale as of the date hereof from the applicable Holder to the Participant for legal, accounting and U.S. federal income tax purposes except upon a contrary final determination by an applicable Governmental Authority. Each Holder and the Participant shall cause its tax and financial reporting to reflect such sale except upon a contrary final determination by an applicable Governmental Authority. Each Holder shall record in its books and records the fact that such Holder is no longer the beneficial owner of each Participated Investment in which it has granted a Participation Interest.

(b)               If, notwithstanding such intention, the grant of a Participation Interest herein is characterized by a court of competent jurisdiction as a transfer as security for a loan rather than a sale, or any grant of a Participation Interest shall for any reason be ineffective to transfer to the Participant a Participation Interest in all of the applicable Holder’s right, title and interest in any Participated Investment, then such Holder shall be deemed to have granted to the Participant, and such Holder hereby grants to the Participant, a security interest in and lien on all of such Holder’s right, title and interest in and to such Participated Investment, whether now existing or hereafter acquired, in order to secure such loan and all other obligations of such Holder hereunder. Each Holder hereby shall take all actions and execute all documents requested by the Participant or its assignees from time to time (including, without limitation, the filing of Uniform Commercial Code financing statements) that may be reasonably necessary or appropriate to ensure that the Participant and its assignees have enforceable security interests in the Participated Investments.

10.              Governing Law; Waiver of Jury Trial. This Agreement and all disputes related hereto shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto agree that any suit, action or proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of New York. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suite, action or proceeding brought in any court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

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11.              Amendments. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto.

12.              Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. No Holder may assign its rights or obligations under this Agreement without the written consent of the Participant. The Participant may collaterally assign a security interest in this Agreement in accordance with the Loan and Security Agreement. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, as a third party beneficiary hereof, may exercise any of the rights of the Participant hereunder to the extent set forth in the Loan and Servicing Agreement.

13.              Reports to the Participant. Each Holder shall, to the extent not already provided to the Participant, provide or cause to be provided with respect to each Participated Investment (a) monthly, a summary of the current status of Distributions made with respect to each Participated Investment, (b) copies of all financial statements and reports required pursuant to the related Participated Investment Governing Documents, to the extent in such Holder’s possession, (c) copies of any default or acceleration notices sent to the related Issuer or any other related Borrower Party with respect to such Participated Investment, (d) copies of all requests and material correspondence relating to such Participated Investment, and (f) other information with respect to such Issuer, Borrower Parties or such Participated Investment reasonably requested by the Participant, to the extent in such Holder’s possession or which may be requested by such Holder and is subsequently received by such Holder.

14.              Costs.

(a)               The Participant shall reimburse the applicable Holder, promptly upon request for its applicable pro rata share of all documented out-of-pocket third party expenses and disbursements incurred by such Holder in connection with the administration of the Participation Investments, the Participation Interest, the Governing Documents or any related documents and any effort to enforce or protect such Holder’s or the Participant’s rights or interests thereunder.

(b)               Any and all amounts required to be paid by either party pursuant to this Section 14 or otherwise under this Agreement shall be in immediate funds and shall be made without any offset, abatement, withholding or reduction of any kind whatsoever. If any amounts paid by any party with respect to any Participated Investment pursuant to Section 14(a) or (b) above are subsequently recovered (whether from the related Issuer, as part of liquidation proceeds or otherwise), such party shall promptly distribute the related pro rata share of such amounts to the other party.

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15.              Withholding Taxes. If any Holder, Issuer or Borrower with respect to any Participated Investment shall be required by law to deduct and withhold Taxes (as defined below) from any Distribution or other amounts payable to the Participant with respect to such Participated Investment, the applicable Holder shall be entitled to do so with respect to the Participant’s interest in such payment (all withheld amounts being deemed paid to the Participant), provided that the applicable Holder shall furnish the Participant with a written statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for the purposes of assisting the Participant in seeking any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which the Participant is subject to tax. The parties shall reasonably cooperate with each other, as and to the extent reasonably requested by the other party, to minimize or eliminate any potential deductions and withholdings that the Holders, Issuer or Borrower or other applicable withholding agent may believe it is required to make under applicable law.

16.              Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, (b) expedited delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by e-mail to such e-mail address as each party may hereafter designate. A notice shall be deemed to have been given: (i) in the case of hand delivery, at the time of delivery; (ii) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (iii) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (iv) in the case of e-mail, upon receipt of a return e-mail from the intended recipient. A party receiving a notice which does not comply with the technical requirements for notice under this Section 16 may elect to waive any deficiencies and treat the notice as having been properly given.

17.              Headings; Etc. The headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise set forth herein, all references herein to a specified Section shall mean and refer to the specified Section of this Agreement.

18.              Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.              Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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20.              Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersede all prior agreements, understandings and negotiations between the parties.

21.              Not a Security. No Participation Interest shall be deemed to be a “security” within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

22.              No Pledge. Except as set forth in Section 9, this Agreement shall not be deemed to represent a pledge of any interest in any Participated Investment by any Holder to the Participant. Except as otherwise provided in this Agreement, the Participant shall not have any interest in any property taken as security for any Participated Investment; provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be applied in reduction of the principal balance of any Participated Debt Investment, then, except as otherwise provided in this Agreement, the Participant shall be entitled to receive any such Distribution.

23.              Register of Participation Interests. Each Holder shall maintain a register on which it enters the names and addresses of the Participant and amount of each Participation Interest. Any participating interest in any Participated Investment may be effected only by the registration of such interest in such participation register.

24.              Non-Petition. Each of the Holders hereby agrees that it will not institute against, or join any other Person in instituting against, the Participant any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year (or such longer preference period as shall then be in effect) and one day since the Facility Termination Date unless the Majority Lenders otherwise consent to any such action.

[Remainder of page intentionally left blank. Signatures below.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

HOLDER:
BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:	/s/ Nina Kang Baryski
Name:	Nina Kang Baryski
Title:	Chief Financial Officer

PARTICIPANT:

BDCA Asset Financing, LLC

By:	/s/ Nina Kang Baryski
Name:	Nina Kang Baryski
Title:	Chief Financial Officer

[Signature Page to Master Participation Agreement]